CORPORATE ACCESS NUMBER: 2019774088

Government of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

ZOMEDICA PHARMACEUTICALS CORP.
IS THE RESULT OF AN AMALGAMATION FILED ON 2016/06/21.

REGISTRAR OF CORPORATIONS